UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2024

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 13, 2024 (the “Closing Date”), Mitek Systems, Inc. (the “Company”), A2iA Corp., and ID R&D, Inc. (jointly and severally, individually and collectively, “Borrower”) entered into a Loan and Security Agreement (the “Credit Agreement”) with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (the “Bank”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.
The Credit Agreement provides for a revolving line of credit whereby Borrower may borrow up to $35,000,000 (the “Revolving Line”) with an additional $15,000,000 to be advanced under the Revolving Line at the sole discretion of the Bank. The Revolving Line is secured on a first priority basis by Borrower’s assets. Any newly formed or acquired subsidiary of Borrower or any Guarantor, will either join the Credit Agreement as a co-borrower or become a Guarantor under the Credit Agreement, as determined by the Bank in its sole discretion. Borrower intends to use the Revolving Line for working capital and general business purposes.
The Revolving Line terminates, and any outstanding principal amount of all advances made thereunder, and any accrued and unpaid interest thereon, become immediately due and payable on the earlier of (a) the three year anniversary of the Closing Date and (b) the date that is within 90 days of the maturity date of the “2026 Convertible Note” if such notes are outstanding as of such date. “2026 Senior Convertible Note” means the existing unsecured Indebtedness issued pursuant to that certain Indenture between the Company as issuer and UMB Bank, National Association as Indenture Trustee dated as of February 5, 2021, which provide for the issuance from time to time of debentures, notes or other debt instruments of Borrower, to be issued in one or more series.
Borrowings under the Credit Agreement generally bear interest at a variable rate equal to (a) term SOFR plus a specified margin or (b) WSJ prime plus a specified margin, in each case which will be adjusted based on the Company’s net leverage ratio at the time of borrowing. Borrower must also pay Bank (i) a commitment fee of $87,500 and (ii) an “Unused Revolving Line Facility Fee” of 0.25% per annum of the average unused portion of the Revolving Line.
The Credit Agreement contains representations, warranties, and negative and affirmative covenants customary for transactions of this type. These include covenants limiting the ability of Borrower, and any of their subsidiaries, subject to certain exceptions and baskets, to, among other things, (i) incur indebtedness, (ii) incur liens on their assets, (iii) enter into any merger or consolidation with, or acquire all or substantially all of the equity or property of, another person, (iv) dispose of any of their business or property, (v) make or permit any payment on subordinated debt, or (vi) pay any dividend, make any other distribution, or redeem any equity.
The Credit Agreement contains customary events of default and also provides that an event of default includes any default resulting in a right by third parties to accelerate maturity of indebtedness in excess of $500,000. If any event of default occurs and is not cured within applicable grace periods set forth in the Credit Agreement or waived, all loans and other obligations could become due and immediately payable and the facility could be terminated. In addition, Borrower may be required to deposit cash with the Bank in an amount equal to 105% of any undrawn letters of credit denominated in U.S. Dollars or 115% of any undrawn letters of credit denominated in a foreign currency.
In connection with the Credit Agreement, on the Closing Date the Company entered into a Pledge Agreement with the Bank, giving a security interest in certain outstanding stock, membership interests/units or other equity interests of the Company’s subsidiaries.
The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
The representations, warranties and covenants contained in the Credit Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Credit Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Credit Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.
Item 2.03 Creation of a Direct Financial Obligation.
The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is incorporated herein by reference into this Item 2.03.

Item 8.01 Other Events.
On February 13, 2024, Mitek Systems, Inc. (the “Company”) received an Additional Staff Determination (the "Staff Determination") from the Listing Qualifications Department (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2023 (the "Form 10-Q") in a timely manner, which serves as an additional basis for delisting the Company's securities from Nasdaq. The Company remains delinquent in filing its Form 10-K for the year ended September 30, 2023 (the "Form 10-K"). The Rule requires listed companies to timely file all required periodic reports with the Securities and Exchange Commission (the “SEC”). The Company previously reported in Forms 12b-25 filed with the SEC on December 15, 2023 and February 9, 2024, that the Company was unable to file the Form 10-K and Form 10-Q within the prescribed time period without unreasonable effort or expense.
As previously reported, the Company is subject to a Mandatory Panel Monitor for a period of one year, or until November 6, 2024, which requires the Staff to promptly issue a delisting determination in the event that the Company fails to maintain compliance with the Rule. As previously disclosed on December 18, 2023, the Company intended to appeal a determination by the Nasdaq Listing Qualifications Department to delist the Company’s securities due to the Company’s failure to timely file the Form 10-K with the SEC. On December 26, 2023, the Company timely requested a hearing before the Nasdaq Hearings Panel (the "Panel") and requested that the automatic stay of suspension be extended through the completion of the hearings process and the expiration of any additional extension period granted by the Panel following the hearing. The hearing is scheduled for March 19, 2024 and the request for the automatic stay of suspension was granted.
In response to the Staff Determination, the Company intends to file the Form 10-K and Form 10-Q as promptly as possible in order to regain compliance with the Rule.
On February 13, 2024, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Credit Agreement Dated February 13, 2024
99.1	Press Release issued by Mitek Systems, Inc. on February 13, 2024
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

February 13, 2024	By:	/s/ David Lyle
David Lyle
Chief Financial Officer